UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2019

Electronics For Imaging, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Dumbarton Circle, Fremont, California	94555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 357-3500

Not Applicable

Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	EFII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Notes

On July 23, 2019 (the “Closing Date”), pursuant to the terms of the Agreement and Plan of Merger, dated as of April 14, 2019 (the “Merger Agreement”), by and among Electronics for Imaging, Inc., a Delaware corporation (“EFI” or the “Company”), East Private Holdings II, LLC, a Delaware limited liability company (“Parent”), and East Private Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and a wholly-owned subsidiary of Parent, Merger Sub was merged with and into EFI (the “Merger”), with EFI surviving the Merger (the “Surviving Company”) as a wholly owned subsidiary of Parent.

The events described in this Current Report on Form 8-K took place in connection with the completion of the Merger.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

The Merger became effective on July 23, 2019, when the certificate of merger of EFI and Merger Sub was filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, each share of EFI’s common stock, par value $0.01 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock then (i) held by the Company as a treasury share, (ii) owned by Parent or Merger Sub, or (iii) owned by any direct or indirect wholly-owned subsidiary of the Company, Parent or Merger Sub, which were cancelled and extinguished without any conversion thereof or consideration paid therefor) was cancelled and converted into the right to receive $37.00 in cash, without interest and subject to any applicable withholding of taxes (the “Merger Consideration”).

In addition, at or immediately prior to the Effective Time, each of the Company’s outstanding restricted stock units that were subject to time-based vesting requirements only (a “Company RSU”) and each of the Company’s outstanding restricted stock units that were subject to both time-based and performance-based vesting requirements (a “Company PSU”) were treated, as follows: (1) each Company RSU that was outstanding as of the date of the Merger Agreement that is vested or scheduled to vest within 12 months after the closing of the Merger (the “Closing”) was converted into the right to receive the Merger Consideration promptly following the Closing; (2) each other Company RSU was assumed by Parent and converted into the right to receive the Merger Consideration, subject to applicable tax withholding, in accordance with its existing vesting schedule and applicable terms and conditions immediately prior to the Effective Time, including the holder’s continued employment or service through the applicable vesting date; (3) each Company PSU granted pursuant to the Company’s 2019 annual bonus program was assumed by Parent and converted into the right to receive the Merger Consideration, subject to applicable tax withholding, in accordance with its existing vesting schedule and applicable terms and conditions immediately prior to the Effective Time, including achievement of the applicable performance goals and the holder’s continued employment or service through the applicable vesting date; (4) each other Company PSU (a “Company LTIP PSU”), to the extent it would vest if the target level of performance established for the award had been attained, was assumed by Parent and converted into a right to receive the Merger Consideration, subject to applicable tax withholding, in accordance with the time-based vesting schedule for the award (but in no event earlier than the end of the applicable performance period) and the applicable terms and conditions immediately prior to the Effective Time (other than the performance-based vesting conditions), including the holder’s continued employment through the applicable vesting date; and (5) each Company LTIP PSU, to the extent eligible to vest only if the target level of performance under the award was exceeded and held by an individual employed by the Company or one of its subsidiaries at the Effective Time, was assumed by

Parent and converted into the right to receive the Merger Consideration, subject to applicable tax withholding, in accordance with the applicable terms and conditions immediately prior to the Effective Time, including the time-based and performance-based vesting requirements applicable to the award, and any such Company LTIP PSU held by an individual not employed by the Company or one of its subsidiaries at the Effective Time was cancelled without payment. Any Company PSUs as to which the applicable performance period has ended prior to the Effective Time and that remain subject only to time-based vesting conditions were treated as Company RSUs as described above. In addition, at or immediately prior to the Effective Time, each of the Company’s stock options (whether vested or unvested) were cancelled and converted into the right to receive, for each share subject to the option, the Merger Consideration less the per-share exercise price of the option (with any option that has a per-share exercise price equal to or greater than the Merger Consideration being cancelled without payment at the Effective Time), subject to applicable tax withholding. In each case, any existing provisions for accelerated vesting of Company equity awards in connection with the transaction or in connection with a severance event under an employment or similar agreement will continue in effect in accordance with their terms.

The foregoing description of the Merger, the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to EFI’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2019.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, EFI notified The Nasdaq Global Select Market (“Nasdaq”) of the effectiveness of the Merger and of its intent to remove the Company Common Stock from listing on Nasdaq and requested that Nasdaq file a Notification of Removal from Listing under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 to delist and deregister the shares of Company Common Stock. In accordance with Nasdaq requirements, trading of the Company Common Stock was suspended immediately following the after-hours session at 8 p.m. Eastern time on July 22, 2019.

EFI intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Company Common Stock and the suspension of EFI’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act, as amended, with respect to the Company Common Stock, as promptly as practicable.

Item 3.03. Material Modification to Rights of Security Holders.

At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time was cancelled and automatically converted into the right to receive the Merger Consideration (other than shares of Company Common Stock then (i) held by the Company as a treasury share, (ii) owned by Parent or Merger Sub, or (iii) owned by any direct or indirect wholly-owned subsidiary of the Company, Parent or Merger Sub, which were cancelled and extinguished without any conversion thereof or consideration paid therefor).

The information set forth in Items 2.01, 3.01, 5.01 and 5.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the Merger, Parent acquired 100% of the voting securities of EFI and, as a result, a change of control has occurred. Upon consummation of the Merger, EFI became a wholly-owned subsidiary of Parent. The aggregate purchase price paid for all equity securities of EFI was approximately $1.7 billion.

The information set forth in Items 2.01, 3.01, 3.03 and 5.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Resignations and Appointments

In accordance with the terms of the Merger Agreement, at the Effective Time, all of the members of EFI’s board of directors, except for William Muir Jr., (which consisted of Eric Brown, Janice Durbin Chaffin, Gill Cogan, Tom Georgens, Guy Gecht, Richard Kashnow and Dan Maydan) resigned and the directors of Merger Sub immediately prior to the Effective Time, consisting of Frank Baker, Peter Berger and Jeffrey Hendren, became the directors of the Surviving Company, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Company until their respective successors are duly elected or appointed and qualified. At the Effective Time, the officers of the Company immediately prior to the Effective Time became the officers of the Surviving Company, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Company until their respective successors are duly appointed.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation of EFI was amended and restated as provided in the Merger Agreement (the “Amended and Restated Certificate”). The Amended and Restated Certificate is attached as Exhibit 3.1 hereto and incorporated herein by reference. At the Effective Time, the amended and restated bylaws of EFI were amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (the “Second Amended and Restated Bylaws”). The Second Amended and Restated Bylaws of the Surviving Company are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 8.01. Other Events.

On July 23, 2019, EFI issued a press release announcing the completion of the Merger. The press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of April 14, 2019, by and among East Private Holdings II, LLC, East Merger Sub, Inc., and Electronics For Imaging, Inc. (incorporated by reference to Exhibit 2.1 to Electronics for Imaging, Inc.’s Current Report on Form 8-K filed with the SEC on April 15, 2019).

3.1	Second Amended and Restated Certificate of Incorporation of Electronics For Imaging, Inc.

3.2	Second Amended and Restated Bylaws of Electronics For Imaging, Inc.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONICS FOR IMAGING, INC.
(Registrant)
Date: July 23, 2019
/s/ Marc Olin
Marc Olin, Chief Financial Officer

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